U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 10, 2019

NOBLE VICI GROUP, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1 Raffles Place, #33-02

One Raffles Place Tower One

Singapore 048616

 (Address of principal executive offices)

+65 6491 7998

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2019, Noble Vici Group, Inc. (the “Company”) accepted the resignation of Jon Yee Chuan Lim from his positions as Chief Operating Officer and Secretary of the Company. Mr. Lim’s resignation will become effective May 31, 2019. Mr. Lim’s departure was for personal reasons and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

In connection with Mr. Lim’s resignation from his positions, the Board appointed Sin Chi Yip, our Chief Financial Officer, to serve as the interim Secretary and interim Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE VICI GROUP, INC.
(Registrant)

Dated: May 10, 2019	By:	/s/ Eldee Wai Chong Tang
Eldee Wai Chong Tang Chief Executive Officer

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